UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01.                Other Events.

On June 8, 2017, Tangoe, Inc. (the “Company”), Marlin Equity Partners (“Marlin”) and Asentinel, LLC (the “Parent”) issued a joint press release in connection with the tender offer (the “Offer”) contemplated by the previously announced Agreement and Plan of Merger, dated as of April 27, 2017, by and among the Company, the Parent and TAMS Inc. (the “Purchaser”) announcing that the Parent and the Purchaser had (i) waived the Financing Proceeds Condition described in the Offer to Purchase for the Offer and (ii) extended the expiration of the Offer until 10:00 a.m., Eastern Time, on June 15, 2017, unless further extended or earlier terminated.  The Offer was previously scheduled to expire at 10:00 a.m., Eastern Time, on June 13, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: June 8, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 8, 2017